UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2024
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TOURMALINE BIO, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40384 (Commission File Number)	83-2377352 (I.R.S. Employer Identification No.)
27 West 24th Street, Suite 702 New York, NY (Address of principal executive offices)	10010 (Zip Code)
Registrant's telephone number, including area code: (646) 481-9832
Not Applicable (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2024, Dr. Yung Chyung gave notice of his decision to resign from his position as Chief Medical Officer of Tourmaline Bio, Inc. (the “Company”) in order to pursue another opportunity. His resignation will be effective on October 31, 2024. Dr. Chyung will continue to serve as Chief Medical Officer through October 31, 2024, to assist with an orderly transition as his duties are assumed by other members of the senior management team. Dr. Chyung has served as the Company’s Chief Medical Officer since August 2022, and the Company extends its gratitude to Dr. Chyung for his years of service and contributions to the Company. The Company has initiated a process to identify a successor. Dr. Chyung’s decision to resign was not due to any disagreement with the Company on any matter, or relating to its operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.

Date: October 10, 2024	By:	/s/ Brad Middlekauff
	Name:	Brad Middlekauff
	Title:	Corporate Secretary